   As filed with the Securities and Exchange Commission on ___________, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                GLAMIS GOLD LTD.
             (Exact name of Registrant as specified in its charter)

      BRITISH COLUMBIA, CANADA                             NONE
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                            5190 NEIL ROAD, SUITE 310
                               RENO, NEVADA 89502
          (Address of principal executive offices, including zip code)

              RAYROCK YELLOWKNIFE RESOURCES INC. STOCK OPTION PLAN
                            (Full title of the plans)

                                C. KEVIN MCARTHUR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            5190 NEIL ROAD, SUITE 310
                               RENO, NEVADA 89502
                                 (775) 827-4600
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                    COPY TO:

                               G. BARRY FINLAYSON
                          LANG MICHENER LAWRENCE & SHAW
                          1500-1055 WEST GEORGIA STREET
                                 P.O. BOX 11117
                      VANCOUVER, BRITISH COLUMBIA, V6E 4N7

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
                                                        NUMBER TO BE      OFFERING PRICE        AGGREGATE      REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)(2)     PER SHARE(3)       OFFERING PRICE      FEE(4)
-----------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value, subject to             4,470,145            U.S. $              U.S. $          U.S. $
outstanding options under the Rayrock Yellowknife                          1.37 to 4.05        9,958,934.35      2,768.58
Resources Inc. Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to a Plan of Arrangement dated as of January 25, 1999, by and among the Registrant and Rayrock Resources Inc. ("Rayrock"), the Registrant assumed all the outstanding options to purchase common shares of Rayrock Resources Inc. under the Rayrock Yellowknife Resources Inc. Stock Option Plan (the "Options"), with appropriate adjustments to the number of shares and exercise price of each Option as described in the Plan of Arrangement.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Rayrock Yellowknife Resources Inc. Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Shares.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the aggregate offering price and the registration fee have been computed upon the basis of the price at which the options may be exercised. The prices of the options have been converted from Canadian Dollars to U.S. Dollars based on the exchange rate of CDN$1.4578 per U.S.$1.00 (based upon the noon buying rate as reported by the Federal Reserve Bank of New York on April 30, 1999).

(4) The amount of the registration fee has been converted from Canadian Dollars to U.S. Dollars based on the exchange rate of CDN$1.4578 per U.S.$1.00 (based upon the noon buying rate as reported by the Federal Reserve Bank of New York on April 30, 1999).

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Forms 10-K for the year ended December 31, 1998, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

               (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the annual report referred to in (a) above; and

               (c) The description of the Registrant's authorized share capital contained in the Registrant's Registration Statement on Form 8-A, dated December 23, 1992, filed pursuant to the Exchange Act.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Part 19, Articles 19.1 through 19.8 of the Registrant's Articles provides the following:

19.1 The Registrant will indemnify every person who is or was a director of the Registrant or is or was serving at the request of the Registrant as a director of another corporation of which the Registrant is or was a shareholder, and will indemnify any person who is or was an officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as the officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of any such director, officer, employee or agent, against all costs, charges and expenses actually incurred by him, including an amount paid to settle or satisfy a judgment in a civil, criminal or administrative action or proceeding whether brought by the Registrant, by such other corporation, partnership, joint venture, trust or other enterprise, or by any other person, to which he is made a party by reason of his having so been or having so served as a director, officer, employee or agent, if

        (a) he acted honestly and in good faith with a view to the best interest of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, and

        (b) in the case of a criminal or administrative action or proceeding, he has reasonable grounds for believing that his conduct was lawful,

and the Registrant may also indemnify any such person or any other person in such other circumstances and to such extent as the law allows.

19.2 The determination of any action, suit or proceeding by judgement, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Registrant and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

19.3 The failure of a Director of officer of the Registrant to comply with the provisions of the Companies Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

19.4 No director, officer, employee or agent for the time being of the Registrant, will be liable for the act, receipt, neglect or default of any other director, officer, employee or agent, or for joining in any receipt or act for the sake of conformity, or for any loss, damage or expense sustained or incurred by the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, or for the insufficiency or deficiency of any security in or on which any of the monies of or belonging to the Registrant are placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person, firm or corporation with whom or which any monies, securities or effects are lodged or deposited, or for any other loss, damage or misfortune whatsoever that may happen in the execution of the duties of his office or trust or in relation thereto, unless the same happens by or through his own wilful neglect or default.

19.5 The directors may rely on the accuracy of any statement of fact represented by an officer of the Registrant to be correct and on any statement in a written report of the auditor of the Registrant, and will not be liable for any loss or damage resulting from their authorizing payment of any dividend or otherwise acting or declining to act in good faith in reliance on any such statement.

19.6 The directors may cause the Registrant to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification under
Article 19.1 against any expense or liability from which he is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge on all or any part of the real and personal property of the Registrant, and any action taken by the board under this Article will not require approval or confirmation by the members.

19.7 The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Part shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification stipulated and authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

19.8 Notwithstanding any other provisions in this Part 19, the board may determine at any time during the conduct of legal proceedings commenced against the Registrant and one or more Directors, officers, employees or agents entitled to indemnification under Article 19.1 (in this Article 19.8 referred to as an "Indemnitee" or collectively as the "Indemnitees"), that it is in the best interests of the Registrant to have control of the legal proceedings in respect of itself and the Indemnitees. Upon such determination the Board may offer to take complete charge of the legal proceedings for and on behalf of the Indemnitees. Each Indemnitee who accepts the Registrant's offer will waive his right to independent legal counsel and the Registrant will pay all costs incurred in respect of such legal proceedings, including without limitation any costs incurred in settling the dispute or satisfying a judgment in a civil, criminal or administrative action or proceeding.

        The Registrant has a directors and officers liability insurance policy which, under certain circumstances, insures its Directors and officers against the costs of defense, settlement or payment of a judgment.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS

    Exhibit
     Number                                           Description
----------------- ------------------------------------------------------------------------------------
       5.1        Opinion of Lang Michener Lawrence & Shaw regarding legality of the Common Shares being registered

      23.1        Consent of KPMG LLP, Chartered Accountants

      23.2        Consent of Lang Michener Lawrence & Shaw (included in opinion filed as Exhibit 5.1)

      23.3        Consent of Mine Reserve Associates, Inc., Professional Engineer

      24.1        Power of Attorney (see signature page)

      99.1        Rayrock Yellowknife Resources Inc. Stock Option Plan and Amendment to the Rayrock
                  Yellowknife Resources Inc. Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 13th day of May, 1999.


                                        GLAMIS GOLD LTD.


                                        (Signed) "C. Kevin McArthur"
                                        ----------------------------------------
                                        By: C. Kevin McArthur
                                            President, Chief Executive Officer
                                            and Director

        Each person whose individual signature appears below hereby authorizes
C. Kevin McArthur and Daniel J. Forbush, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 13th day of May, 1999.

                SIGNATURE                                               TITLE
                ---------                                               -----
(Signed) "C. Kevin McArthur"               President, Chief Executive Officer, Director and Authorized
-----------------------------------        Representative in the United States (Principal Executive
C. Kevin McArthur                          Officer)

(Signed) "Daniel J. Forbush"               Chief Financial Officer, Treasurer and Secretary (Principal
-----------------------------------        Financial and Accounting Officer)
Daniel J. Forbush

(Signed) "A. Dan Rovig"                    Chairman of the Board and Director
-----------------------------------
A. Dan Rovig

(Signed) "James R. Billingsley             Director
-----------------------------------
James R. Billingsley

(Signed) "Ian S. Davidson                  Director
-----------------------------------
Ian S. Davidson

(Signed) "Jean Depatie"                    Director
-----------------------------------
Jean Depatie

(Signed) "Kenneth F. Williamson            Director
-----------------------------------
Kenneth F. Williamson

                                INDEX TO EXHIBITS


    Exhibit
     Number                                           Description
----------------- ------------------------------------------------------------------------------------
       5.1        Opinion of Lang Michener Lawrence & Shaw regarding legality of the Common Shares being registered
      23.1        Consent of KPMG LLP, Chartered Accountants
      23.2        Consent of Lang Michener Lawrence & Shaw (included in opinion filed as Exhibit 5.1)
      23.3        Consent of Mine Reserve Associates, Inc., Professional Engineer
      24.1        Power of Attorney (see signature page)
      99.1        Rayrock Yellowknife Resources Inc. Stock Option Plan and Amendment to the Rayrock
                  Yellowknife Resources Inc. Stock Option Plan